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                                                                     EXHIBIT 3.3

                                   BYLAWS OF
                         FIRST EQUITY PROPERTIES, INC.
                         (as adopted December 20, 1996)

                                   ARTICLE I

                                    OFFICES

         SECTION 1.1 Registered Office in Nevada. The registered office of First Equity Properties, Inc. (the "Corporation") in the State of Nevada shall be in the City of Carson City, or such other place as the Board of Directors may from time to time authorize by resolution.

         SECTION 1.2 Principal office. The principal office for the transaction of the business of the Corporation is located at Suite 501, 10670 North Central Expressway, Dallas, Texas 75231. The Board of Directors of the Corporation (the "Board of Directors") is hereby granted full power and authority to change the location of the principal office.

         SECTION 1.3 Other Offices. The Corporation may also have offices at such other places inside or outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II

                          MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Annual Meetings. Annual meetings of stockholders shall be held within the first eight months of each calendar year, or as soon as practicable thereafter, commencing with the calendar year 1997.

         SECTION 2.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called by resolution of the Board of Directors, or the Chief Executive Officer, or the Chairman of the Board, or the President.

         SECTION 2.3 Time and Place of Meetings. Each meeting of stockholders shall be held at such place within the United States, and at such hour on such date, as shall be designated by the Board of Directors and stated in the notice of meeting delivered pursuant to Section 2.4.

         SECTION 2.4 Notice of Meetings. Except as otherwise provided by law, written or printed notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting or, in the event

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that the stockholders are to vote upon any proposal to merge or consolidate the
Corporation or to sell, lease or exchange all or substantially all of its property and assets, not less than 20 nor more than 60 days before the date of such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.

         SECTION 2.5      Nature of Business.      At any meeting of
stockholders, only such business shall be conducted as shall have been brought before such meeting by or at the direction of the Board of Directors, the Chief Executive Officer, or the Chairman of the Board, or the President, as applicable, or by any stockholder who complies with the procedures set forth in this Section 2.5. Except as otherwise provided by Section 3.6 of these Bylaws or by law, the only business which shall be conducted at any meeting of stockholders shall (i) (a) have been specified in the written notice of meeting (or any supplement thereto) given as provided in Section 2.4, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or (iii) have been specified in a written notice (a "Stockholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary at the principal office of the Corporation not less than 35 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each Stockholder Meeting Notice shall set forth (a) a description of each item of business proposed to be brought before the meeting, (b) the name and address of the stockholder proposing to bring such item of business before the meeting, (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice, and (d) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "Commission") if, with respect to any such item of business, such stockholder here a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. No business shall be brought before any meeting of stockholders otherwise than as provided in this Section 2.5 or in Section 3.6. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment


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is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

        SECTION 2.6      QUORUM.     Subject to the provisions of the Articles
of Incorporation of the Corporation (the "Articles) and any applicable statute, the presence in person or by proxy of holders of a majority of the outstanding shares of the Corporation's voting stock shall constitute a quorum.

        SECTION 2.7      VOTING.      Subject to the provisions of the Articles
and any applicable statute, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Articles. Subject to the Articles and any applicable statute, each stockholder of record shall be entitled to one vote for each share registered in such stockholder's name as of the record date determined pursuant to Section
6.5 below or applicable law. A stockholder entitled to vote may do so either in person or by proxy executed in writing by such stockholder or by such stockholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         SECTION 2.8 ORGANIZATION AND ORDER OF BUSINESS. At each meeting of stockholders, the Chairman of the Board or , if the Chairman of the Board is absent or unable to act, the Chief Executive Officer or, if the Chief Executive Officer is also absent or unable to act, the President or, in the absence or inability to act of all of the Chairman of the Board, the Chief Executive officer and the President, the Treasurer shall act as chairman of the meeting. The Secretary or, if the Secretary is absent or unable to act, any other person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 2.9      INSPECTORS OF ELECTION.      The Board of Directors may, in
advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at such meeting shall,


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appoint inspectors. The number of inspectors shall be either one or three. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         SECTION 2.10      ACTION WITHOUT MEETING.   Except as otherwise
provided by statute or the Articles, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth such action, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent and waiver shall be delivered to the registered office of the Corporation in the State of Nevada, its principal office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every consent or waiver shall bear the date of signature of each stockholder who signs such consent or waiver.

                                 ARTICLE III

                              BOARD OF DIRECTORS

         SECTION 3.1      NUMBER, ELECTION AND TERM OF DIRECTORS.    The Board
of Directors shall consist of not fewer than 3 nor more than 15 directors. Subject to the foregoing limits, the Board of Directors may increase or decrease the number of directors from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that the tenure of office of an incumbent director shall not be affected by any such increase or decrease. Initially, the names of the directors shall be as specified in the Articles. A director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office in accordance with the Articles and these Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors


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shall have the same remaining term as that of such director's predecessor.
Notwithstanding the foregoing, whenever the holder of any one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election and term of office of such directorships shall be governed by the terms of the Articles. Directors need not be stockholders.

         SECTION 3.2 POWERS. The business and affairs of the Corporation shall be managed in accordance with the Articles by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law, the Articles or these Bylaws conferred upon or reserved to the stockholders. As provided in the Articles, the Board of Directors may delegate certain duties, including the duty of management of the Corporation's day-to-day operations or investments, to one or more persons.

        SECTION 3.3 VACANCIES. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director.

         SECTION 3.4 RESIGNATION OF DIRECTORS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of receipt thereof by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation, unless otherwise stated therein, shall not be necessary to make it effective.

         SECTION 3.5 REMOVAL OF DIRECTORS. Any director of the Corporation may be removed from office at any time by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         SECTION 3.6 NOMINATION OF DIRECTORS. Except as otherwise fixed pursuant to Article FOURTH of the Articles relating to the rights of the holders of any one or more classes or series of Preferred Stock, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary at, the principal office of the Corporation not less than 35 days nor more than 60 days prior to the meeting; provided, however, that, in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders notice by the stockholder

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to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of ail arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant -to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        SECTION 3.7      COMMITTEES.      The Board of Directors shall appoint
from among its members an Audit Committee and may appoint other committees, each to be composed of three or more directors. None of the members of the Audit Committee shall be employees of the Corporation or any Advisor (as defined in Article THIRTEENTH of the Articles). Subject to any provisions of the Articles calling for action by the entire Board of Directors, the Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to determine the number of directors constituting the Board of Directors, to fill vacancies in the Board of Directors, to take any action pursuant to Articles TENTH and SEVENTEENTH of the Articles, to declare dividends or distributions on stock, to recommend to the stockholders any action which requires stockholder approval, to amend the Bylaws, to approve any merger or share exchange which does not require stockholder approval and to issue stock. Notice of committee meetings shall be given in the same manner as
notice for special meetings of the Board of Directors.    One-third, but not
less than two, of the members of any committee shall be present in person or by telephone at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to


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act at the meeting in the place absent or disqualified member. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         SECTION 3.8      MEETINGS.      The first meeting of each newly elected
Board of Directors shall he held as soon as practicable after each annual meeting of stockholders. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver as provided in Section 4.1 except that no notice or waiver shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be designated by the Board of Directors. Special meetings of the Board of Directors may be called at any time by two or more directors, or in writing by a majority of the members of' the Executive Committee, if one is constituted, or by the Chairman of the Board or the President. Special meetings may be held at such place or places inside or outside the State of Nevada as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting. Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, facsimile, telegram or telegraph, or by leaving the same at his residence or usual place of' business at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, at least four days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

         SECTION 3.9      QUORUM AND VOTING.       At any meeting of the Board,
a majority of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at such meeting may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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         SECTION 3.10      ORGANIZATION.     At each meeting of the Board of
Directors, the Chairman of the Board or, if the Chairman of the Board is absent or unable to act, the President or, in the absence or inability to act of both the Chairman of the board and the President, another director chosen by a majority of the directors present shall act as chairman of and preside at the meeting. The Secretary or, if the Secretary is absent or unable to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

        SECTION 3.11     MEETING BY CONFERENCE TELEPHONE.   Members of the
Board of Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 3.12     ELECTION WITHOUT MEETING.   Any action required or
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         SECTION 3.13     COMPENSATION OF DIRECTORS.   Directors, as such, shall
not receive any stated salary for their services. Directors deemed
"independent" pursuant to the terms of Article FOURTEENTH of the Articles shall receive such reasonable compensation as may be approved by the Board of Directors which may include, but is not limited to, (i) an annual fee per year plus expenses for serving on the Board of Directors, (ii) an annual fee per year for each committee of the Board of Trustees on which he serves, (iii) an annual fee per year for each committee chairmanship and (iv) up to a specified sum per day for any special services rendered by such director to the Corporation outside of ordinary duties as director, plus reimbursement for expenses. The Chairman of the Board shall receive additional compensation per year. By resolution, the Board of Directors may change or eliminate such compensation or eliminate reimbursement for expenses. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                 ARTICLE IV

                              WAIVERS OF NOTICE

         SECTION 4.1      WAIVERS OF NOTICE.   Notice of the time, place or
purpose of any meeting of stockholders, directors or committee required to be given under law or under the provisions of the Articles or these Bylaws need not be given to a person who shall have signed a written waiver, whether before or after the relevant


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meeting, or who shall attend such meeting in person (or, in the case of a meeting of stockholders, in person or by proxy). All such waivers shall be filed with the records of the relevant meeting.

                                  ARTICLE V

                                  OFFICERS

        SECTION 5.1      OFFICERS.      The executive officers of the
Corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may from time to time choose other officers or agents of the Corporation, including in its discretion a Chairman of the Board and/or one or more Assistant Secretaries or Assistant Treasurers. The directors shall determine whether the Chairman of the Board, the Vice Chairman of the Board or the President shall be the Chief Executive Officer. Two or more offices, except those of (i) President and Vice President, (ii) Secretary and Assistant
Secretary and Treasurer and Assistant Treasurer, may be held by the     same
person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law, the Articles or these Bylaws to be executed, acknowledged or verified by two or more officers. No officer or agent of the Corporation need be a shareholder, a director or a resident of the State of Nevada.

         SECTION 5.2 COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         SECTION 5.3      TERM; REMOVAL; RESIGNATION.    An officer of the
Corporation shall hold office until the first meeting of the Board of Directors to occur after the next succeeding annual meeting of stockholders and until such officer's successor is chosen and qualifies, subject, however, to prior death, resignation, retirement or removal from office in accordance with these Bylaws. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no such time is specified at the time of receipt thereof by the Chairman of the Board, the President or the Secretary.
The acceptance of a resignation, unless otherwise stated therein, shall not be necessary to make it effective. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 5.4 CHAIRMAN OF THE BOARD; PRESIDENT; VICE CHAIRMAN OF THE BOARD; CHIEF EXECUTIVE OFFICER. The Chairman of the Board, if any, shall each have and


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perform such duties as from time to time may be assigned to him by the Board of Directors. The Chief Executive officer shall, unless otherwise provided by the directors, preside at all meetings of the Board of Directors and of the shareholders. He shall exercise the powers and perform the duties usual to a chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs, finances and the business of the Corporation; he shall appoint and discharge employees and agents of the Corporation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the Corporate Seal, to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix their compensation subject to the provisions of these Bylaws and subject to the approval of the Board of Directors, to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors and to suspend for cause, pending final action by the Board of Directors, any employee or agent who shall have been appointed by the Board of Directors and he shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors. In the case where the President is not the Chief Executive officer, the President, subject to the control of the Chief Executive Officer, shall have and perform such duties as from time to time may be assigned to him by the Board of Directors and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         SECTION 5.5 VICE PRESIDENT. The Vice President, if one shall be elected, or, if here shall he more than one, the Vice Presidents in the order specified by the Board of Directors shall in the absence or disability of the President perform the duties and exercise the powers of the President, and shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.6 SECRETARY. The Secretary shall keep a minute book of all meetings of stockholders and of the Board of Directors. The Secretary shall keep in safe custody the Corporate Seal and, when authorized by the Board of Directors, affix the same to any instrument requiring it and shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.7 TREASURER. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such


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depositories as may be designated by the Treasurer. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all transactions and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of that office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal of the Treasurer from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer and belonging to the Corporation. The Treasurer shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.8 DELEGATION OF DUTIES. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any director.

         SECTION 5.9 INDEMNIFICATION. Each officer, director or employee of the Corporation shall be indemnified by the Corporation to the full extent permitted under Chapter 78 of the Nevada Revised Statutes and other applicable law.

                                      ARTICLE VI

                                      CERTIFICATES OF STOCK

         SECTION 6.1 CERTIFICATES. Records shall be kept by or on behalf of the Corporation which shall contain the names and addresses of stockholders, the number and class of shares held by them respectively and the number of certificates, if any, representing the shares, and in which there shall be
recorded all transfers of shares.   Each stockholder shall be entitled to a
certificate or certificates which shall certify the number and class of shares owned by such stockholder in the corporation. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the Corporate Seal; provided, however, that such signatures may be either manual or facsimile signatures and the Corporate Seal may be either a facsimile or any other form of Corporate Seal. In case any officer who has signed any certificate ceases to hold the office in question before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to hold such office as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation,



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the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, each stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class of which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this
Section 6.1. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

         SECTION 6.2 LOST CERTIFICATES. In case any certificate for shares of the Corporation shall be lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen, mutilated or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any); provided, however, that in each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, mutilation or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen, mutilated or destroyed certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

         SECTION 6.3 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may in its discretion appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents or registrars of the Corporation's shares, and upon such appointments




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

being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents (if any) and registered by one of such registrars (if any).

         SECTION 6.4 TRANSFER OF STOCK. Subject to the restrictions contained in the Articles, upon surrender to the Corporation or its transfer agent of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 6.5 FIXING OF RECORD DATES; CLOSING OF TRANSFER BOOKS. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in case of meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         SECTION 6.6 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 6.7 REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for the Corporation's shares.

                                 ARTICLE VII

                             GENERAL PROVISIONS

        SECTION 7.1 DIVIDENDS. Dividends, if any, upon the capital stock of the Corporation, subject to the provisions of the Articles, may be declared by the Board of Directors at any regular



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

or special meeting, pursuant to applicable law. Dividends may be paid in cash, property or the Corporation's shares, subject to the provisions of applicable law and of the Articles. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends or for repairing or maintain any property of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 7.2 ANNUAL REPORT. The Chairman of the Board, the President, a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation. including a balance sheet and a financial statement of operations for the preceding fiscal year. Such balance sheet and financial statement may be, but are not required by these Bylaws to be, certified by independent certified public accountants. Such report shall also be submitted at the annual meeting and shall he filed within twenty (20) days thereafter at the principal office of the Corporation.

         SECTION 7.3 CHECKS. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or the Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

         SECTION 7.4 DEPOSITORIES AND CUSTODIANS. The funds of the Corporation shall be deposited with such banks or other depositories as the Treasurer may from time to time designate. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors may from time to time designate.

         SECTION 7.5 BOOKS OF ACCOUNT AND RECORDS. The Corporation shall maintain at its principal office correct and complete books and records of account of all the business and transactions of the Corporation. Upon request of any stockholder, there shall be made available in accordance with the provisions of Nevada law a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

         SECTION 7.6 INFORMATION FOR INSPECTION. Any stockholder of the Corporation, or any agent thereof, may inspect and copy during usual business hours these Bylaws, minutes of the proceedings of meetings of stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

         SECTION 7.7 FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.





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
         SECTION 7.8 CORPORATE SEAL. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada." The Corporate Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE VIII

                                 AMENDMENTS

        SECTION 8.1 DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation.

         SECTION 8.2      STOCKHOLDERS.    The stockholders of the Corporation
may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to, vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of the Articles of Incorporation.

         Adopted this 20th day of December, 1996.


                                  F. Terry Shumate, Secretary




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